UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2008

FIRST DEFIANCE FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

OHIO	0-26850	34-1803915
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

601 Clinton Street, Defiance, Ohio 43512
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (419) 782-5015

                                    Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On December 15, 2008, Gerald W. Monnin announced to the First Defiance Financial Corp. Board of Directors that he intends to retire from the Board effective December 31, 2008.  The Board currently intends to decrease the size of the Board to eleven members after Mr. Monnin’s retirement becomes effective.

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

On December 15, 2008, the Board of Directors of First Federal Bank of the Midwest (the “Bank”) elected James L. Rohrs to serve as the Chief Executive Officer of the Bank.  Mr. Rohrs had previously served as Chief Operating Officer of the Bank.  He will continue to serve as President of the Bank and Executive Vice President of First Defiance.  Mr. Rohrs is assuming additional responsibilities from William J. Small who had served as Chief Executive Officer of the Bank, but will remain its Chairman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST DEFIANCE FINANCIAL CORP.

By:	/s/ William J. Small
William J. Small,
Chairman, Chief Executive Officer and President

Date:  December 18, 2008

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